                                                                  Exhibit 10.1

                       AMENDED AND RESTATED AGREEMENT

                           OF LIMITED PARTNERSHIP

                                     OF

                    TIMBERLAND GROWTH LIMITED PARTNERSHIP

                              TABLE OF CONTENTS

                                                                          Page

ARTICLE I     DEFINED TERMS...............................................  1

ARTICLE II    PARTNERSHIP ORGANIZATION AND IDENTIFICATION................. 10
       2.1    Amendment and Continuation.................................. 10
       2.2    Name, Office and Registered Agent........................... 10
       2.3    Partners.................................................... 11
       2.4    Term........................................................ 11
       2.5    Filing of Certificate and Perfection of Limited Partnership. 11

ARTICLE III   BUSINESS OF THE PARTNERSHIP................................. 11
       3.1    Business.................................................... 11
       3.2    Powers...................................................... 12
       3.3    Authority and Responsibility of Partners.................... 12

ARTICLE IV    CAPITAL CONTRIBUTIONS AND ACCOUNTS.......................... 12
       4.1    Capital Contributions....................................... 12
       4.2    Additional Capital Contributions and Issuances of Additional
              Partnership Interests....................................... 12
              (a)   Issuances of Additional Partnership Interests......... 13
                    (i)   General......................................... 13
                    (ii)  Upon Issuance of New Securities................. 14
              (b)   Certain Deemed Contributions of Proceeds of Issuances
                    of Shares............................................. 15
              (c)   Minimum Limited Partnership Interest.................. 15
       4.3    General Partner Loans....................................... 16
       4.4    Capital Accounts............................................ 16
       4.5    Percentage Interests........................................ 17
       4.6    No Interest on Contributions................................ 17
       4.7    Return of Capital Contributions............................. 17
       4.8    No Deficit Restoration Obligation........................... 17
       4.9    No Third-Party Beneficiary.................................. 17
       4.10   Preemptive Rights........................................... 18

ARTICLE V     PROFITS AND LOSSES; DISTRIBUTIONS........................... 18
       5.1    Allocations................................................. 18
              (a)   General Allocation.................................... 18
              (b)   Limitation............................................ 18
              (c)   Allocations With Respect to Property.................. 19
              (d)   Minimum Gain Chargeback............................... 19
              (e)   Qualified Income Offset............................... 19
              (f)   Change in Percentage Interests........................ 19
              (g)   Recourse Debt......................................... 19

              (h)   Effect of Special Allocations on Subsequent=20
                    Allocations .......................................... 19
              (i)   Nonrecourse and Recourse Debt......................... 20
              (j)   State and Local Items................................. 20
       5.2    Distribution of Cash........................................ 20
       5.3    [Reserved].................................................. 21
       5.4    No Right to Distributions in Kind........................... 21
       5.5    Other Limitations on Distributions.......................... 21
       5.6    Amounts Withheld............................................ 22
       5.7    Accounting Allocations...................................... 22
       5.8    Substantial Economic Effect................................. 22

ARTICLE VI    RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL
              PARTNER..................................................... 22
       6.1    Management of the Partnership............................... 22
       6.2    Delegation of Authority..................................... 25
       6.3    Indemnification and Exculpation of Indemnitees.............. 25
       6.4    Liability of the General Partner............................ 26
       6.5    Expenditures by the Partnership............................. 27
       6.6    Outside Activities.......................................... 28
       6.7    Transactions with Affiliates................................ 28
       6.8    General Partner Participation............................... 28
       6.9    Title to Partnership Assets................................. 28
       6.10   Repurchase or Redemption of Shares.......................... 29
       6.11   Violations of Potlatch's Covenants.......................... 29

ARTICLE VII   CHANGES IN GENERAL PARTNER.................................. 30
       7.1    Transfer of the General Partner's Partnership Interest...... 30
       7.2    Admission of a Substitute or Successor General Partner...... 31
       7.3    Effect of Bankruptcy, Withdrawal, Death or Dissolution of
              a General Partner........................................... 31
       7.4    Removal of a General Partner................................ 32

ARTICLE VIII  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.............. 33
       8.1    Management of the Partnership............................... 33
       8.2    Power of Attorney........................................... 33
       8.3    Limitation on Liability of Limited Partners................. 33
       8.4    Ownership by Limited Partner of Corporate General Partner or
              Affiliate................................................... 33
       8.5    Exchange Right.............................................. 34
       8.6    Outside Activities of Limited Partners...................... 36
       8.7    Sale or Pledge of Timberlands Contributed by Potlatch....... 36
       8.8    Other Rights of Limited Partners............................ 37
       8.9    Meetings of the Partners.................................... 39
       8.10   In-Kind Distribution Upon Termination of Potlatch Timber
              Agreement................................................... 40

ARTICLE IX    TRANSFERS OF LIMITED PARTNERSHIP INTERESTS.................. 43
       9.1    Purchase for Investment..................................... 43
       9.2    Restrictions on Transfer of Limited Partnership Interests... 43
       9.3    Admission of Substitute Limited Partner..................... 44
       9.4    Rights of Assignees of Partnership Interests................ 45
       9.5    Effect of Bankruptcy, Death, Incompetence or Termination of
              a Limited Partner........................................... 45
       9.6    Assignment of All Partnership Units......................... 46
       9.7    Limitation on Transfer of Partnership Units and Other Rights
              To Avoid Adverse Tax Effects................................ 46

ARTICLE X     BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS.................. 46
       10.1   Books and Records........................................... 46
       10.2   Custody of Partnership Funds; Bank Accounts................. 47
       10.3   Fiscal and Taxable Year..................................... 47
       10.4   Annual Tax Information and Report........................... 47
       10.5   Tax Matters Partner; Tax Elections; Special Basis
              Adjustments ................................................ 47
       10.6   Reports to Limited Partners................................. 48

ARTICLE XI    AMENDMENT OF AGREEMENT...................................... 48
       11.1   Amendment of Agreement...................................... 48

ARTICLE XII   TERMINATION AND DISSOLUTION................................. 49
       12.1   No Dissolution.............................................. 49
       12.2   Events of Dissolution....................................... 50
       12.3   Winding-up.................................................. 50
       12.4   Final Accounting............................................ 50
       12.5   Liquidation and Termination................................. 50
       12.6   Distributions in Kind....................................... 51

ARTICLE XIII  GENERAL PROVISIONS.......................................... 52
       13.1   Notices..................................................... 52
       13.2   Survival of Rights.......................................... 52
       13.3   Additional Documents........................................ 52
       13.4   Severability................................................ 52
       13.5   Entire Agreement............................................ 52
       13.6   Pronouns and Plurals........................................ 52
       13.7   Headings.................................................... 52
       13.8   Counterparts................................................ 52
       13.9   Governing Law............................................... 53
       13.10  Waiver...................................................... 53
       13.11  Partition................................................... 53
       13.12  No Third-Party Rights Created Hereby........................ 53

                       AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP

                                     OF

                    TIMBERLAND GROWTH LIMITED PARTNERSHIP

   This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IMBERLAND GROWTH LIMITED PARTNERSHIP (this "Agreement"), is entered into and effective this ____ day of _______, 1998, by and between TIMBERLAND GROWTH CORPORATION, a Delaware corporation, in its individual capacity (the "Company") and in its capacity as General Partner (the "General Partner"), and POTLATCH CORPORATION, a Delaware corporation, as Limited Partner ("Potlatch").

   The parties hereto previously associated themselves and agreed to become partners of the Partnership effective as of May ___, 1998. The Partners as of the date hereof now desire to amend and restate their agreement of limited partnership as provided for herein. In consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                  ARTICLE I

                                DEFINED TERMS

   The following defined terms used in this Agreement shall have the meanings specified below:

   "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

   "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof.

   "Administrative Expenses" means (i) all administrative and operating costs and expenses of the Partnership, (ii) all administrative and operating costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, all of which costs and expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses.

   "Administrative Services Agreement" means that certain Administrative Services Agreement as of the date hereof among Potlatch, the Partnership and the Company.

   "Affiliate" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

   "Agreed Value" means the fair market value of a Partner's Capital Contribution as agreed to by the Partners. The names and addresses of the Partners, the number of Partnership Units issued to each Partner, and the Agreed Value of the initial Capital Contributions are set forth on Exhibit A. Exhibit A will be amended from time to time, as necessary, to reflect the Agreed Value of any subsequent Capital Contribution.

   "Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended, modified or supplemented from time to time, including all exhibits and appendices hereto.

   "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substitute Limited Partner.

   "ATCO" means Anderson-Tully Company, a Mississippi corporation.

   "ATCO Contribution Agreement" means that certain Contribution Agreement dated as of the date hereof among ATCO, the Company and the Partnership.

   "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

   "Capital Account" has the meaning provided in Section 4.4 hereof.

   "Capital Contribution" means the total amount of capital contributed (including amounts deemed pursuant to Section 4.2 hereof to be contributed) to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Units of such Partner. The paid-in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

   "Cash Amount" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange with respect to such Partnership Units. The value of the REIT Shares Amount shall be based on the average of the daily market price of REIT Shares for the ten (10) consecutive trading days immediately preceding the date of receipt by the General Partner of a Notice of Exchange. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices, on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten
(10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes Rights, then the value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

   "Certificate" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

   "Certificate Date" has the meaning provided in Section 8.10 hereof.

   "Code" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

   "Commission" means the U.S. Securities and Exchange Commission.

   "Company" means Timberland Growth Corporation, a Delaware corporation, in its capacity other than as the General Partner.

   "Conversion Factor" means one (1.0), provided that the Conversion Factor shall be adjusted from time to time in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares,
(ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares. Each adjustment to the Conversion Factor shall be calculated by multiplying the Conversion Factor then in effect by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such record date), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such record date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (provided, however, that if a Notice of Exchange is given prior to such a record date and the Specified Exchange Date is after such a record date, the adjustment to the Conversion Factor shall, with respect to the Exchanging Partner, be retroactive to the date of such Notice of Exchange). It is intended that adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which REIT Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units. If, prior to a Specified Exchange Date, Rights (other than Rights issued pursuant to an employee benefit plan or other compensation arrangement) were issued and have expired, and such Rights were issued with an exercise price that, together with the purchase price for such Rights, was below fair market value in relation to the security or other property to be acquired upon the exercise of such Rights, and such Rights were issued to all holders of outstanding REIT Shares or the issuance of such Rights did not benefit the Limited Partners, then the Conversion Factor applicable upon a Notice of Exchange shall be equitably adjusted in a manner consistent with antidilution provisions in warrants and other instruments in the case of such a below market issuance or exercise price. A similar equitable adjustment to protect the value of Partnership Units shall be made in all events if any Rights issued under a "Shareholder Rights Plan" became exercisable and expired prior to a Specified Exchange Date.

   "Defaulting Limited Partner" has the meaning provided in Section 5.2(b) hereof.

   "Distributed Properties" has the meaning provided in Section 12.5 hereof.

   "Effective Date" means the date of closing of the Initial Offering.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Amount" means either the Cash Amount or the REIT Shares Amount, as determined pursuant to Section 8.5(a) or (b) hereof, as applicable.

   "Exchange Right" has the meaning provided in Section 8.5(a) hereof.

   "Exchanging Partner" has the meaning provided in Section 8.5(a) hereof.

   "Event of Bankruptcy" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days of filing.

   "Event of Withdrawal" has the meaning provided in Section 7.3(a) hereof.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" of a specified asset means, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arms'-length negotiated transaction with an unaffiliated third party without time constraints.

   "Funding Loan" has the meaning provided in Section 4.3 hereof.

   "GAAP" means United States generally accepted accounting principles, consistently applied.

   "General Partner" means Timberland Growth Corporation, a Delaware corporation, in its capacity as General Partner of the Partnership, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

   "General Partnership Interest" means the Partnership Interest held by the General Partner.

   "Higher Value" has the meaning provided in Section 8.10 hereof.

   "Indebtedness" of any specified Person means any and all obligations of such Person for money borrowed.

   "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) a Partner or an Affiliate of a Partner or (B) a director or officer of the Partnership or a Partner or an Affiliate of a Partner or the Partnership, and (ii) such other Persons as the General Partner may designate in good faith from time to time, in its reasonable discretion, giving consideration to the best interests of the Partnership.

   "Initial Offering" means the initial offer and sale by the Company and the purchase by the Underwriters (as defined in the Prospectus) of the shares of Common Stock of the Company for sale to the public.

   "Limited Partner" means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

   "Limited Partnership Interest" means the Partnership Interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be expressed as a number of Partnership Units.

   "Lower Value" has the meaning provided in Section 8.10 hereof.

   "Majority in Interest," when used with respect to the vote or consent or other rights of the Limited Partners, means Limited Partnership Interests constituting at least a majority of the Limited Partnership Interests then outstanding.

   "Minimum Limited Partnership Interest" means the lesser of (i) 1% or (ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

   "New Securities" has the meaning set forth in Section 4.2(a)(ii) hereof.

   "Non-Permitted Assets" has the meaning provided in Section 8.8(b) hereof.

   "Non-REIT Income" and "Non-REIT Assets" have the meanings provided in
Section 8.8(b) hereof.

   "Notice Date" has the meaning provided in Section 8.10 hereof.

   "Notice of Exchange" means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.

   "NYSE" means the New York Stock Exchange.

   "Opportunities Agreement" means that certain Opportunities Agreement dated as of _________, 1998 among Potlatch, the Partnership and the Company.

   "Partner" means any General Partner or Limited Partner.

   "Partnership Appraiser" has the meaning provided in Section 8.10 hereof.

   "Partnership Interest" means an ownership interest in the Partnership by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

   "Partnership Record Date" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

   "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The initial allocation of Partnership Units among the Partners is as set forth on Exhibit A. Such exhibit may be amended from time to time to reflect the issuance, redemption, exchange or conversion of Partnership Units.

   "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The initial Percentage Interest of each Partner is as set forth opposite its respective name on Exhibit A, as such exhibit may be amended from time to time.

   "Permitted Assets" has the meaning provided in Section 8.8(b) hereof.

   "Permitted Exceptions" means (i) liens, defects and encumbrances which Potlatch determines, in its reasonable judgment, are immaterial, and (ii) any mechanics' or materialmen's lien or other involuntary lien imposed in the ordinary course of Partnership's business and disclosed to Potlatch, the amount or validity of which Partnership is reasonably and in good faith contesting by appropriate proceedings.

   "Person" means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

   "Potlatch" means Potlatch Corporation, a Delaware corporation.

   "Potlatch Appraiser" has the meaning provided in Section 8.10 hereof.

   "Potlatch Contributed Properties" means the assets and liabilities contributed to the Partnership by Potlatch pursuant to the Potlatch Contribution Agreement (which include but are not limited to the Potlatch Timberlands). "Potlatch Contribution Agreement" means that certain Contribution Agreement by and between the Partnership and Potlatch, as Limited Partner, relating to the contribution of the Potlatch Properties and certain other assets and liabilities to the Partnership.

   "Potlatch Party" has the meaning provided in Sections 8.10 and 12.5 hereof, as applicable.

   "Potlatch Timber Agreement" means that certain Timberlands Management and Timber Purchase Agreement dated as of _________, 1998 between Potlatch and the Partnership, as the same may be amended from time to time.

   "Potlatch Timberlands" means the fee and leased Timberlands contributed to the Partnership by Potlatch pursuant to the Potlatch Contribution Agreement.

   "Prospectus" means the final prospectus delivered to purchasers of the Company's Common Stock in the Initial Offering.

   "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of _________, 1998 between Potlatch and the Company, as the same may be amended from time to time.

   "Regulations" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

   "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

   "REIT Expenses" means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this definition, be included within the definition of "Company"), including fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and
(v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Partnership; provided, however, that REIT Expenses shall not be construed to include (x) any cash distributed by the General Partner to its stockholders or (y) any federal or state income, franchise, withholding or similar taxes.

   "REIT Share" means a share of Common Stock of the Company, par value $.01 per share.

   "REIT Shares Amount" shall mean a number of REIT Shares equal to the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor in effect on the date of receipt by the General Partner of a Notice of Exchange; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would have been entitled to receive had it exchanged Partnership Units for such REIT Shares as of the record date for each such issuance of Rights.

   "Rights" has the meaning provided in the definition of "REIT Shares Amount" herein.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Service" means the Internal Revenue Service.

   "Share" means a share of capital stock (of any class or series) of the Company.

   "Specified Exchange Date" means thirty (30) days after the receipt by the Company of the Notice of Exchange.

   "Subject Properties" has the meaning provided in Section 8.10 hereof.

   "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

   "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

   "Surviving Entity" has the meaning provided in Section 7.1(c) hereof.

   "Third Appraiser" has the meaning provided in Section 8.10 hereof.

   "Third Value" has the meaning provided in Section 8.10 hereof.

   "Timber" means a tree as it stands uncut in the woods.

   "Timber Agreements" means the Potlatch Timber Agreement and any additional timber purchase agreements entered into pursuant to Section 14.3 of the Potlatch Timber Agreement.

   "Timberlands" means real property that is used or anticipated to be used primarily for the growing of timber (including, without limitation, Timber which when cut would be used to produce pulp) for commercial purposes, including without limitation real property that contains standing timber which is (or upon the completion of the growth cycle then in process is expected to become) of a commercial quantity and quality.

   "Transfer" of a Partnership Interest, for purposes of Articles VII and IX hereof, means the offer, sale, assignment, hypothecation, pledge, gift or other transfer of such Partnership Interest (including by way of the merger, consolidation or other combination of the applicable Partner with or into another Person), in whole or in part, whether voluntarily or by operation of law or at a judicial sale or otherwise.

   "Underwriting Agreement" means the underwriting agreement relating to the Initial Offering, among the Company and the underwriters of the Initial Offering.

                                 ARTICLE II

                 PARTNERSHIP ORGANIZATION AND IDENTIFICATION

   2.1 Amendment and Continuation. A partnership known as Timberland Growth Limited Partnership (the "Partnership") was formed under the Act on _________, 1998 pursuant to a partnership agreement dated as of ______, 1998 (the "Original Partnership Agreement"). The Partners hereby amend and restate the Original Partnership Agreement in its entirety as set forth in this Agreement and agree to continue the Partnership on the terms set forth herein. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

   2.2 Name, Office and Registered Agent. The name of the Partnership shall be Timberland Growth Limited Partnership. The General Partner may change the name of the Partnership from time to time after written notice to the Limited Partners. The specified office and place of business of the Partnership shall be 1242 North Second Street, Memphis, Tennessee 38101. The General Partner may at any time change the location of such office, after providing written notice to the Partners of any such change. The name and address of the Partnership's registered agent is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

   2.3 Partners.

   (a) As of the date hereof, the General Partner of the Partnership is Timberland Growth Corporation, a Delaware corporation. The General Partner's principal place of business shall be the same as that of the Partnership. All Partnership Units that are owned by the Company from time to time shall be deemed held by it in its capacity as the General Partner and not in the capacity of a Limited Partner, except as provided by Section 7.4(b) hereof.

   (b) The Limited Partners shall be those Persons identified as Limited Partners in Exhibit A hereto, as amended from time to time. The Limited Partners are hereby admitted as Limited Partners of the Partnership.

   2.4 Term. The term of the Partnership commenced on ______, 1998, the date the certificate of limited partnership of the Partnership was filed and recorded in the office of the Secretary of State of the State of Delaware. The term of the Partnership shall continue until December 31, 2198, unless the Partnership is earlier dissolved pursuant to Article 12 hereof.

   2.5 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business, or as may be necessary to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

                                 ARTICLE III

                         BUSINESS OF THE PARTNERSHIP

   3.1 Business. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company voluntarily terminates its status as a REIT or otherwise ceases to qualify as a REIT. In connection with the foregoing, and without limiting the Company's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the Company's current status as a REIT inures to the benefit of all of the Partners and not solely to the

Company. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

   3.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, and shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion,
(i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857(b)(5) or Section 857(b)(6) of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities.

   3.3 Authority and Responsibility of Partners. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred in accordance with this Agreement and the Act.

                                 ARTICLE IV

                     CAPITAL CONTRIBUTIONS AND ACCOUNTS

   4.1 Capital Contributions. The General Partner shall cause ATCO to contribute to the capital of the Partnership the assets and liabilities provided for in the ATCO Contribution Agreement. The Limited Partner has contributed to the capital of the Partnership the assets and liabilities provided for in the Potlatch Contribution Agreement. The Agreed Value of the assets and liabilities that have been contributed to the Partnership pursuant to the Potlatch Contribution Agreement is as set forth opposite Potlatch's name (as Limited Partner) on Exhibit A, and the Agreed Values of the assets and liabilities to be contributed to the Partnership pursuant to the ATCO Contribution Agreement are as set forth opposite the General Partner's name on Exhibit A.

   4.2 Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in Section 4.2 or Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.

   (a) Issuances of Additional Partnership Interests.

       (i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion (subject to the limitations and restrictions set forth below), all without the approval of any Limited Partners. Any additional Partnership Interests issued by the General Partner may be issued to such Persons (including the General Partner, subject to the limitations and restrictions set forth below) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law and including, without limitation, (x) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (y) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (z) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that for so long as the Partnership Units held by all Limited Partners would, if all such Partnership Units were exchanged for REIT Shares pursuant to Section
   8.5 hereof (without regard to the passage of time or any other condition or limitation), represent at least twenty percent (20%) of the REIT Shares then outstanding (counting as outstanding all of the REIT Shares so issued upon exchange of such Partnership Units), then, without the prior written consent of a Majority in Interest of the Limited Partners, no such additional Partnership Interests may be issued to any Person (including the General Partner) that have preferences, rights, powers and duties senior to, or more favorable than, the preferences, rights, power and duties of the then outstanding Limited Partnership Interests on their date of issuance; and provided, further, that without limiting the immediately preceding proviso, no additional Partnership Interests shall be issued to the General Partner (it being understood that all Partnership Interests issued to the Company shall be deemed to be held as General Partnership Interests, except as provided in Section 7.4(b) hereof)) unless either:

           (1) (A) the additional Partnership Interests are issued in connection with an issuance of Shares, which Shares have designations, preferences and other rights such that the economic interests attributable to such Shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2(a)(i), and (B) the General Partner shall make a Capital Contribution to the

        Partnership in an amount equal to the proceeds raised in connection with the issuance of such Shares, or

           (2) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

       In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2(a)(i), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems in good faith necessary to reflect the issuance of such additional Partnership Interests (and any special rights, powers and duties associated therewith) on an equitable basis, and the Person to whom such Partnership Interests are issued shall be admitted as a Partner upon compliance with Sections 9.1 and 9.3 hereof. Unless specifically set forth otherwise by the General Partner, any Partnership Interest issued after the Effective Date shall have the same rights, powers and duties as the Partnership Interests issued on the Effective Date. By way of example, in the event of the issuance (other than to all Partners in proportion to their respective Percentage Interests) of additional Partnership Interests with designations, preferences and other rights identical to the Limited Partnership Interests outstanding on the date hereof, then clause (1)(A) above would require the issuance of REIT Shares equal in number to the product of the number of such Partnership Interests multiplied by the Conversion Factor in effect on the date of such issuance. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

       (ii) Upon Issuance of New Securities. After the Initial Offering, the Company shall not grant, award or issue additional Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.5 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Shares (collectively, "New Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the Company Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that the economic interests attributable to such Partnership Interests or Partnership rights, options, warrants or convertible or exchangeable securities are substantially similar to those of the New Securities, and (B) the Company contributes the proceeds (which may consist of cash or other property) from the grant, award or issuance of such New Securities to the Partnership. In addition, with respect to any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Shares, upon the exercise of any such right, the General Partner shall exercise its corresponding rights to purchase Partnership Interests and shall contribute the proceeds from the exercise thereof to the Partnership. Without limiting the foregoing, the Company is expressly authorized to issue New Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the Company contributes all proceeds from such issuance to the Partnership. By way of example, in the event the Company issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the Company shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is one (1.0) and the denominator of which is the Conversion Factor in effect on the date of such contribution.

   (b) Certain Deemed Contributions of Proceeds of Issuances of Shares. In connection with any and all issuances of New Securities, the Company shall contribute all of the proceeds raised in connection with such issuance as a Capital Contribution to the Partnership, provided that if the proceeds actually received by and contributed by the Company to the Partnership are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the amount of the sum of the net proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the Company, and the Partnership shall be deemed simultaneously to have incurred such offering expenses in connection with the required issuance of additional Partnership Units to the Company for such required Capital Contribution of the offering proceeds pursuant to Section 4.2(a) hereof. In the case of employee acquisitions of New Securities at a discount from fair market value or for no value in connection with a grant of New Securities, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities.

   (c) Minimum Limited Partnership Interest. In the event that either an exchange pursuant to Section 8.5 hereof or an additional Capital Contribution by the General Partner would result in the Limited Partners, in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the Limited Partners own at least the Minimum Limited Partnership Interest.

   4.3 General Partner Loans. The General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("Funding Loan"), provided that any such funds must first be obtained by the General Partner from a third-party lender, and then all of such funds must be loaned by the General Partner to the Partnership on the same terms and conditions, including without limitation principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan with such third-party lender. Except for Funding Loans, the General Partner shall not assume or incur any Indebtedness or guarantee any Indebtedness of any other Person.

   4.4 Capital Accounts.

   (a) A single capital account (a "Capital Account") shall be maintained for each Partner (regardless of the class of interests owned by such Partner and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of section 704(b) of the Code, and the regulations thereunder (including without limitation section 1.704-1(b)(2)(iv) of the Regulations). In general, under such rules, a Partner's Capital Account shall be:

       (i) increased by (A) the amount of money contributed by the Partner to the Partnership (including the amount of any Partnership liabilities that are assumed by such Partner other than in connection with distribution of Partnership property), (B) the fair market value of property contributed by the Partner to the Partnership, net of liabilities secured by such contributed property that under section 752 of the Code the Partnership is considered to assume or take subject to (which, with respect to the Potlatch Contributed Properties, shall be the Agreed Value), and (C) allocations to the Partner of Partnership income and gain (or items thereof), including income and gain exempt from tax; and

       (ii) decreased by (A) the amount of money distributed to the Partner that are assumed by the Partnership other than in connection with contribution of property to the Partnership), (B) the fair market value of property distributed to the Partner by the Partnership (net of liabilities secured by such distributed property that under section 752 of the Code such Partner is considered to assume or take subject to), (C) allocations to the Partner of expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to capital account, and (D) allocations to the Partner of Partnership loss and deduction (or items thereof).

   (b) Where section 704(c) of the Code applies to Partnership property or where Partnership property is revalued pursuant to paragraph (b)(2)(iv)(f) of section 1.704-1 of the Regulations, each Partner's Capital Account shall be adjusted in accordance with paragraph (b)(2)(iv)(f) and (g) of section 1.704-1 of the Regulations and paragraph (d)(2) of section 1.704-3 of the Regulations as to allocations to the Partners of depreciation, depletion, amortization and gain or loss with respect to such property.

   (c) When Partnership property is distributed in kind (whether in connection with liquidation and dissolution or otherwise), the Capital Accounts of the Partners shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Account previously) would be allocated among the Partners if there were a taxable disposition of such property for the fair market value of such property on the date of distribution.

   (d) The General Partner shall make or cause to be made all necessary adjustments in each Partner's capital account as required by the capital accounting rules of section 704(b) of the Code and the regulations thereunder.

   4.5 Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.5, the items of income, gain, loss and deduction for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate such items for the taxable year in which the adjustment occurs. The allocation of such items for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of such items for the later part of the year shall be based on the adjusted Percentage Interests.

   4.6 No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

   4.7 Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

   4.8 No Deficit Restoration Obligation. No Partner shall be required, whether at the time of the liquidation of the Partnership or otherwise, to make any capital contributions to the Partnership solely for the purpose of reducing or eliminating any deficit or negative balance in its Capital Account.

   4.9 No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

   4.10 Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

                                  ARTICLE V

                      PROFITS AND LOSSES; DISTRIBUTIONS

   5.1 Allocations. Each Partner's distributive share of the Partnership's total income, gain, loss, deduction or credit (or items thereof), which total shall be as shown on the annual federal income tax return prepared by or at the direction of the General Partner or as finally determined by the United States Internal Revenue Service or the courts, and as modified by the capital accounting rules of section 704(b) of the Code and the Regulations thereunder, as implemented by Section 4.4 hereof, as applicable, shall be determined as follows:

   (a) General Allocation. Except as otherwise provided in this Section 5.1, items of income, gain, loss, deduction and credit shall be allocated among the Partners proportionately in accordance with their Percentage Interests.

   (b) Limitation. Notwithstanding anything in this Section 5.1 to the contrary, items of loss and deduction allocated to any Partner pursuant to this Section 5.1 with respect to any taxable year shall not exceed the maximum amount of such items that can be so allocated to such Partner without causing such Partner to have a deficit balance in its capital account in excess of the amount of such Partner's obligation, if any, to restore such deficit capital account, computed in accordance with the rules of section 1.704-1(b)(2)(ii)(d) of the Regulations. Any such items of loss or deduction in excess of the limitation set forth in the preceding sentence shall be allocated to those Partners who would not be subject to such limitation, proportionately in accordance with their Percentage Interests.

   (c) Allocations With Respect to Property. Solely for tax purposes, in determining each Partner's allocable share of the taxable income or loss of the Partnership, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Partnership's property is revalued pursuant to paragraph (b)(2)(iv)(f) of section 1.704-1 of the Regulations, shall be allocated to the Partners under the remedial method as provided under Section 1.704-3(d) of the Regulations.

   (d) Minimum Gain Chargeback. Notwithstanding anything to the contrary in this Section 5.1, if there is a net decrease in "Minimum Gain" or "Partner Nonrecourse Debt Minimum Gain" (as such terms are defined in sections 1.704-2(b) and 1.704-2(i)(2) of the Regulations) during a taxable period of the Partnership, then each Partner shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in the manner provided in section 1.704-2 of the Regulations.

   (e) Qualified Income Offset. Subject to the provisions of Section 5.1(d), but otherwise notwithstanding anything to the contrary in this Section 5.1, if any Partner's capital account has a deficit balance in excess of such Partner's obligation to restore its capital account balance, computed in accordance with the rules of paragraph (b)(2)(ii)(d) of section 1.704-1 of the Regulations, then sufficient amounts of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate such deficit as quickly as possible.

   (f) Change in Percentage Interests. Except as otherwise required by law, if the Percentage Interests of the Partners are changed during any taxable year, all items to be allocated to the Partners for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Partners in the manner in which such items are allocated as provided in Section 5.1(a) during each such portion of the taxable year in question.

   (g) Recourse Debt. Items of deduction and loss attributable to "recourse liabilities" of the Company within the meaning of section 1.752-2 of the Income Tax Regulations (but excluding "partner nonrecourse debt"), shall be allocated among the Partners in accordance with the ratio in which the Partners share the economic risk of loss for such liabilities.

   (h) Effect of Special Allocations on Subsequent Allocations. Any special allocation pursuant to Sections 5.1(b), (e) and (g) hereof shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 5.1 so that the net amount of all such allocations to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 5.1 if such special allocations had not occurred.
It is anticipated that all allocations pursuant to Sections 5.1(i) will be offset by allocations pursuant to Section 5.1(d) hereof. To the extent the General Partner determines that any amounts allocated pursuant to Section
5.1(i) hereof are unlikely to be offset by a countervailing allocation of income from Section 5.1(d) hereof, then so much of such allocation as the General Partner has determined is unlikely to be offset shall also be taken into account in computing subsequent allocations of income and gain pursuant to this
Section 5.1 so that the net amount of all such allocations shall, to the extent possible, equal the net amount that would be allocated to such Partners in the absence of such special allocation.

   (i) Nonrecourse and Recourse Debt. Items of deduction and loss attributable to "partner nonrecourse debt" within the meaning of section 1.704-2(b)(4) of the Regulations shall be allocated to the Partners bearing the economic risk of loss with respect to such debt in accordance with section 1.704-2(i)(1) of the Regulations. Items of deduction and loss attributable to "nonrecourse debt" of the Partnership within the meaning of section 1.752-2 of the Regulations shall be allocated to the Partners in proportion to their respective Percentage Interests.

   (j) State and Local Items. Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purposes shall be allocated to and among the Partners in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 5.1.

   5.2 Distribution of Cash.

   (a) The General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion (subject to Section 5.5 hereof), to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion that (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

   (b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner or assignee equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee, or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the amount required to be withheld shall be treated as a loan (a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such amount to the applicable taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner or assignee (collectively, a "Defaulting Limited Partner") fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Defaulting Limited Partner, the General Partner, in its sole discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a "General Partner Loan") to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

   Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

   (c) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

   5.3 [Reserved].

   5.4 No Right to Distributions in Kind. Except as otherwise provided herein, no Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

   5.5 Other Limitations on Distributions. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution unless after giving effect to such distribution, the sum of all liabilities of the Partnership does not exceed the fair market value of the Partnership's assets.

   5.6 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 5.2(b) hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

   5.7 Accounting Allocations. For financial accounting purposes, profits and losses will be allocated to the Partners in a manner determined in good faith by the General Partner which follows, as closely as practicable, the "remedial method" of allocating profits and losses for federal income tax purposes set forth in section 704(c) of the Code and section 1.704-(3)(d) of the Regulations.

   5.8 Substantial Economic Effect. It is the intent of the Partners that the allocations contained in this Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing, nothing in this Section 5.8 shall increase the obligation or liability of any Partner to the Partnership beyond that expressly set forth in this Agreement, nor shall it change or modify in any manner the parties' respective rights to receive distributions as expressly provided for in
Section 5.2 and Article 12 hereof.

                                 ARTICLE VI

                           RIGHTS, OBLIGATIONS AND
                        POWERS OF THE GENERAL PARTNER

   6.1 Management of the Partnership.

   (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

       (i) to acquire, purchase, own, lease, encumber, mortgage, sell, exchange and dispose of any real property, Timber and any other property or assets on such terms as the General Partner determines to be necessary or appropriate or in the best interests of the business of the Partnership;

       (ii) subject to the terms of any applicable lease or contract, to make or cause to be made improvements on the properties owned or leased by the Partnership;

       (iii) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of the Partnership, and to secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

       (iv) to pay, either directly or by reimbursement, all operating costs and general administrative expenses of the General Partner or the Partnership to third parties or to the General Partner as set forth in this Agreement;

       (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

       (vi) without limiting the generality of the foregoing, to contract to sell Timber owned by the Partnership, whether or not the terms of such contracts extend beyond the termination date of the Partnership and whether or not any such contracts or the Timber subject thereto are to be subcontracted in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

       (vii) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

       (viii) to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

       (ix) to make or revoke any election permitted or required of the Partnership by any taxing authority;

       (x) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

       (xi) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

       (xii) to retain professionals including accountants, legal counsel, consultants, real estate brokers (who may act in the same or similar capacity for the Company or any Affiliate of the Company), and such other persons, as the General Partner may deem necessary or appropriate in connection with Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

       (xiii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

       (xiv) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

       (xv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

       (xvi) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

       (xvii) to form or acquire an interest in, and contribute property to, any other limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

       (xviii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

       (xix) to negotiate, execute and perform any contracts, leases, deeds, mortgages, deeds of trust, conveyances or other instruments or agreements that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets; and

       (xx) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership

   (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

   Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

   (b) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, the Potlatch Timber Agreement and any additional Timber Agreements provided for therein, the Administrative Services Agreement and the Opportunities Agreement.

   6.2 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General
Partner, perform any acts or services for the Partnership as the General Partner may approve.

   6.3 Indemnification and Exculpation of Indemnitees.

   (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful. The termination of any proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.3(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.3(a). Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

   (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the

Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section
6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

   (c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

   (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

   (e) For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

   (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

   (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

   (h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

   6.4 Liability of the General Partner.

   (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of any act or omission taken or permitted by the General Partner in connection with the conduct of the Partnership's business that is determined by the General Partner, in good faith, to be in or not against the best interests of the Partnership, unless such act or omission constitutes willful misconduct, fraud, gross negligence or a knowing violation of law or this Agreement by the General Partner.

   (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Company and the Company's stockholders collectively, and that, except as expressly provided herein, the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and the General Partner shall have no liability for losses sustained or liabilities incurred, or for benefits not derived, by any Limited Partner in connection with such decisions so long as the General Partner has acted in accordance with Section 6.4(a) hereof. In the event of a conflict between the interests of the stockholders of the Company on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that in the event and for so long as the Company is the General Partner of the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders.

   (c) Subject to its obligations and duties as General Partner set forth in
Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

   (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to prevent the Company from incurring any taxes under Section 857(b)(5) or Section 857(b)(6) of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

   (e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

   6.5 Expenditures by the Partnership. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which is made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

   6.6 Outside Activities. Subject to any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary in accordance with this Agreement, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner (but not the General Partner) shall be entitled to and may have business ventures and interests and may engage in business activities in addition to those relating to the Partnership. Neither the Partnership nor any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

   6.7 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate thereof or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership. The Partners hereby agree that the transactions contemplated by the contracts listed in Exhibit D hereto are fair and reasonable.

   6.8 General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of property, shall be conducted through the Partnership; provided that the General Partner may own all of the capital stock of ATCO so long as ATCO contributes all of its assets to the Partnership (pursuant to a contribution agreement satisfactory to Potlatch in its sole discretion) and (i) thereafter does not acquire or assume any assets or liabilities other than routine liabilities for franchise or other taxes arising solely out of ATCO's continued existence as a corporation, and (ii) if requested by Potlatch, merges with and into the Company or is liquidated, in each case as promptly as reasonably practicable after the consummation of the Initial Offering. The General Partner also agrees that all loans from the General Partner to the Partnership shall constitute Funding Loans.

   6.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or

Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

   6.10 Repurchase or Redemption of Shares. In the event that the Company purchases or redeems Shares (whether pursuant to a tender offer or otherwise) for any purpose (including without limitation for purposes of delivering such shares to satisfy an obligation under a dividend reinvestment program, stock purchase plan or similar arrangement adopted by the General Partner, acquiring such shares for retention as treasury stock or acquiring such shares for the purpose of retiring them), the purchase price paid by the Company for such shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (i) if such Shares subsequently are sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of Shares for Partnership Units pursuant to Section 8.5 would not be considered a sale for such purposes); and
(ii) if such Shares are not retransferred by the General Partner within thirty
(30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such Shares, then the General Partner shall cause the Partnership to purchase from the General Partner Partnership Units having designations, preferences and other rights such that the economic interests associated with such Partnership Units are as similar as practicable to those of such Shares (which, in the case of REIT Shares, will consist of that number of Partnership Units equal to the product obtained by multiplying the number of REIT Shares to be purchased or redeemed by the General Partner by a fraction, the numerator of which is one (1) and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate consideration paid by the General Partner for such REIT Shares).

   6.11 Violations of Potlatch's Covenants. Notwithstanding anything to the contrary herein, in no event shall the General Partner or the Partnership take or agree to take any action or cause or permit any Subsidiary of the General Partner or the Partnership to take or agree to take any action (including without limitation the granting of any security interest or lien or the incurrence, creation, assumption or guaranteeing of Indebtedness), if such action would cause Potlatch to breach or violate any covenant in any of the agreements and instruments listed in Exhibit C hereto (the "Existing
Covenants") or any other covenant made by Potlatch or any Subsidiary of Potlatch from time to time after the date hereof (in each case, so long as such other covenant is no more restrictive than the Existing Covenants and the General Partner has been notified of the making of such covenant). For purposes of this Section 6.11, "Potlatch" shall mean Potlatch and its successors and Subsidiaries.

                                 ARTICLE VII

                         CHANGES IN GENERAL PARTNER

   7.1 Transfer of the General Partner's Partnership Interest.

   (a) The General Partner may not Transfer any of its General Partnership Interest or withdraw as General Partner except as provided in Section 7.1(b) or in connection with a transaction described in Section 7.1(c), or with the prior consent of a Majority in Interest of the Limited Partners.

   (b) Except as otherwise provided in Section 7.1(c) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Shares), unless the General Partner obtains the prior consent of a Majority in Interest of the Limited Partners.

   (c) Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if such merger or consolidation does not result in material adverse tax consequences to a Majority in Interest of the Limited Partners and immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving Entity"), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving
Entity in good faith, (ii) stockholders of the General Partner immediately prior to such merger or consolidation own securities upon consummation of such transaction representing at least 70% of the outstanding voting power of the Surviving Entity (or, if applicable, any Person in control of the Surviving Entity), and (iii) the Surviving Entity (if other than the General Partner) expressly agrees to assume, or acknowledge and ratify, all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Entity shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). If the Surviving Entity is other than the General Partner, the Surviving Entity shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT
Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged for REIT Shares immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving Entity shall also in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 hereof so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

   7.2 Admission of a Substitute or Successor General Partner. A Person shall be admitted as a substitute, successor or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

   (a) a Majority in Interest of the Limited Partners shall have consented in writing to the admission of the substitute, successor or additional General Partner;

   (b) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

   (c) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

   (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from such other counsel as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

   7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

   (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that if a General Partner is, on the date of such occurrence, a partnership, the withdrawal, dissolution or Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution or withdrawal of such General Partner if the business of such General Partner is continued by the remaining partner or partners) (any of the foregoing events and occurrences being referred to as an "Event of Withdrawal" as to such General Partner), the Partnership shall be dissolved and terminated as provided in Article XII, unless the Partnership is continued pursuant to Section 7.3(b) hereof.

   (b) Following the occurrence of an Event of Withdrawal as to a General Partner (and its removal pursuant to Section 7.4(a) hereof), the Limited Partners, within 90 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by the vote or consent of a Majority in Interest of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

   7.4 Removal of a General Partner.

   (a) Upon the occurrence of an Event of Withdrawal as to a General Partner, such General Partner shall be deemed to be removed automatically.

   (b) If a General Partner (the "Withdrawing Partner") has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to
Section 7.3 hereof, such Withdrawing Partner's interest in the Partnership shall be converted into a Partnership Interest solely as a Limited Partner, having the same economic rights and terms as the Partnership Interest given in exchange therefor, and a new General Partner shall be admitted to the Partnership on the terms and conditions provided for in Section 7.2 hereof. In the event of such conversion, (i) such Withdrawing Partner shall not have any right to participate in the management or affairs of the Partnership, nor shall it have any of the other rights granted to the General Partner hereunder (including specifically, without limitation, the rights provided for in Section 8.5(b) hereof relating to certain elections to purchase Partnership Units), and shall only have the rights to receive its share of distributions, profits and losses attributable to its Partnership Interest and such other rights of a Limited Partner as are expressly provided for herein, (ii) such Withdrawing Partner shall retain all of its obligations hereunder, including its obligation to make Capital Contributions hereunder and be subject to all of the other restrictions applicable to a Limited Partner as specifically set forth herein (including, without limitation, the restrictions on transfer set forth in Article IX). The foregoing provisions shall not be construed to limit any action at law or in equity which may be brought or maintained by the Partnership or any Partner against such Withdrawing Partner if such Event of Withdrawal resulted in a breach of this Agreement.

   (c) Potlatch is hereby irrevocably constituted and appointed as the true and lawful attorney for each Withdrawing Partner, effective upon the occurrence of an Event of Withdrawal with respect to such Withdrawing Partner, to make, execute, consent to, swear to, acknowledge, deliver, record and file, in the name, place and stead of each of such Partner and its successors and assigns, an amended certificate of limited partnership to reflect the following facts: (i) the Withdrawing Partner is no longer a General Partner of the Partnership, (ii) such Withdrawing Partner's partnership interest has been converted into an interest solely as a Limited Partner in the Partnership, and
(iii) such additional matters relating to the transaction or the identity of the successor General Partner as may be deemed appropriate or necessary by Potlatch. The Partnership shall bear the expense of such amendment. Additionally, the Withdrawing Partner shall execute and deliver to the

Partnership such additional documents as may be reasonably requested, for the purpose of effectuating the conversion of the Withdrawing Partner's interest in the Partnership to a Limited Partnership Interest; provided, however, that no failure or refusal on the part of the Withdrawing Partner to comply with this provision shall be construed as a condition to the effectiveness of such conversion. For purposes of this Section 7.4(c), "Potlatch" means Potlatch and its successor or assign.

   (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                ARTICLE VIII

               RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

   8.1 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

   8.2 Power of Attorney. Each party to this Agreement does hereby constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign and file any amendment to the Certificate of Limited Partnership of the Partnership required because of an amendment to this Agreement and all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership. Such representative and attorneys-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacities.

   8.3 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

   8.4 Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

   8.5 Exchange Right.

   (a) Subject to Sections 8.5(b)-(h) and Section 9.7, on or after the second anniversary of the Effective Date, each Limited Partner shall have the right (the "Exchange Right") to require the Partnership to exchange on a Specified Exchange Date all or a portion of the Partnership Units held by such Limited Partner for an exchange price payable by the Partnership equal to and in the form of the Cash Amount. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the "Exchanging Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Exchange pursuant to
Section 8.5(b). A Limited Partner may exercise the Exchange Right from time to time, without regard to frequency, with respect to some or all of the Partnership Units that it owns, as selected by such Limited Partner, but no Limited Partner may exercise the Exchange Right for less than a number of Partnership Units equal to ten thousand (10,000) Partnership Units multiplied by the Conversion Factor or, if such Limited Partner holds less than such number of Partnership Units, all of the Partnership Units held by such Limited Partner. Notwithstanding the foregoing provisions of this Section 8.5(a), the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Partnership Units hereunder to occur as quickly as reasonably possible. The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to such Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.

   (b) Notwithstanding the provisions of Section 8.5(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Exchanging Partner either the Cash Amount, or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Partnership Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units (and such Partnership Units shall thereupon be deemed for all purposes to be General Partnership Interests). If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8.5(b) with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five Business Days after the receipt by the General Partner of such Notice of Exchange. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Exchanging Partner pursuant to this Section 8.5(b), the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner's exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.5(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner's exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner's Partnership Units to the General Partner. Each Exchanging Partner agrees to execute such documents as the General
Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.

   (c) Notwithstanding the provisions of Section 8.5(a) and Section 8.5(b), a Limited Partner shall not be entitled to exercise the Exchange Right pursuant to Section 8.5(a) if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the Company pursuant to Section 8.5(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.5(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limit or the Look-Through Ownership Limitation, if applicable (as defined in the Certificate of Incorporation of the Company), and calculated in accordance therewith, except as provided in such Certificate of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Company's Certificate of Incorporation, (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner or the Partnership within the meaning of Section 856(d)(2)(B) of the Code, (v) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares and thereby cause the Company to be in violation of the registration provisions of the Securities
Act, (vi) result in the Partnership being considered a "publicly traded partnership" within the meaning of Section 7704 of the Code, or (vii) otherwise result in the Company's inability to qualify as a real estate investment trust under Sections 856 through 860 of the Code. The General Partner, in its sole discretion, may waive the restriction on exchange set forth in this Section 8.5(c); provided, however, that in the event such a restriction is waived, the Exchanging Partner shall be paid the Cash Amount.

   (d) Any Cash Amount to be paid to an Exchanging Partner pursuant to this
Section 8.5 shall be paid on or before the Specified Exchange Date. Notwithstanding the foregoing, the General Partner and the Partnership agree to use their best efforts to cause the closing of the acquisition of exchanged Partnership Units hereunder to occur as quickly as reasonably possible.

   (e) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.5 with respect to the Partnership Interests assigned to such Assignee, and such Limited Partner will be deemed to have assigned such rights to such Assignee and shall be bound by such Assignee's exercise of such rights.

   (f) Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for exchange hereunder shall be delivered to the Partnership or

General Partner, as the case may be, free and clear of all liens, and further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of Partnership Units to the Partnership or the General Partner (as the case may be), such Limited Partner shall assume and pay such transfer tax. In the event that the General Partner permits the pledge of a Limited Partner's Partnership Units to a lender, the General Partner may agree, its sole discretion, to allow such lender, upon foreclosure of such Partnership Units, to exchange such Partnership Units prior to the second anniversary of the Effective Date; provided that any such exchange shall be effected by the Partnership in the form of the Cash Amount.

   (g) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" under Section 7704 of the Code.

   (h) If the General Partner notifies the Limited Partners pursuant to
Section 8.8(a) hereof, then notwithstanding any other provision herein the Exchange Right shall be exercisable immediately, during the period commencing on the date on which the General Partner provided such notice and ending on the record date to determine the stockholders eligible to receive such distribution or to vote upon the approval of such transaction (or, if no such record date is applicable, ten (10) Business Days before the consummation of such distribution or transaction). If this paragraph (h) applies, the Specified Exchange Date shall be the date on which the Partnership and the General Partner receive the Notice of Exchange, rather than the time specified above.

   (i) If any Person (other than the Company) makes a bona fide tender or exchange offer for ten percent (10%) or more of the outstanding REIT Shares, then notwithstanding any other provision herein the Exchange Right shall be exercisable immediately.

   8.6 Outside Activities of Limited Partners. Subject to any agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary in accordance with this Agreement, each Limited Partner and each officer, director, employee, agent, trustee, Affiliate or stockholder of a Limited Partner shall be entitled to and may have business ventures and interests and may engage in business activities in addition to those relating to the Partnership, including business ventures, interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any of the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and any such Limited Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any other Partner, even if such opportunity is of a character which, if presented to the Partnership or any other Partner, could be taken by such Person.

   8.7 Sale or Pledge of Timberlands Contributed by Potlatch. (a)
Notwithstanding anything herein to the contrary (except as provided in Section 8.7(b)), so long as Potlatch or its successor and their respective Subsidiaries hold more than fifty percent (50%) of the

Partnership Units held by Potlatch on the date hereof (as shown on Exhibit A as in effect on the date hereof), the Partnership may not offer, sell, lease, assign, hypothecate, pledge, dispose of or otherwise transfer (whether voluntarily or involuntarily, and whether or not by operation of law, and including without limitation by way of merger, consolidation or similar business combination) any of the Potlatch Timberlands or any leasehold or other interest therein, without the prior written consent of Potlatch or any successor of Potlatch, in its sole and absolute discretion. Notwithstanding the foregoing, as to any mechanics' or materialmen's lien or other involuntary lien, Partnership's obligation to obtain consent prior to the imposition thereof under this Section 8.7(a) shall be suspended so long as (i) Partnership is reasonably and in good faith contesting the amount or validity of such lien by appropriate proceedings, and (ii) Partnership shall take all actions necessary (including payment of or bonding against such lien) to avoid a foreclosure of any such lien.

   (b) Notwithstanding Section 8.7(a), the Partnership shall have the right, without the prior consent of Potlatch or any successor of Potlatch, from time to time, to transfer a parcel or parcels of the Potlatch Timberlands, only upon and subject to the terms and conditions of this Section 8.7(b). Partnership may sell, from time to time, a parcel of the Potlatch Timberlands (a "Sale Parcel"), provided that each of the following conditions is satisfied: (i) no Sale Parcel shall be included in the Timberlands to be harvested pursuant to the two-year Harvest Plan then in effect under the Potlatch Timber Agreement; (ii) Potlatch receives prior written notice of such proposed transfer and copies of all transfer and other related documents; (iii) the aggregate acreage of all Sale Parcels transferred in any calendar year shall be less than five thousand (5,000) acres; and (iv) the aggregate acreage of all Sale Parcels transferred in any period of twenty (20) consecutive calendar years shall be less than the sum of (A) twenty thousand (20,000) acres, plus (B) such acreage as contains not more than the Net Volume Increase (as defined in the Potlatch Timber Agreement). In addition to parcels sold in accordance with the preceding sentence, Partnership may transfer, from time to time, in connection with an Exchange (as defined below) a parcel of the Potlatch Timberlands (an "Exchange Parcel"), provided that each of the following conditions is satisfied: (i) no Sale Parcel shall be included in the Timberlands to be harvested pursuant to the two-year Harvest Plan then in effect under the Potlatch Timber Agreement; (ii) Potlatch receives prior written notice of such Exchange and copies of all transfer and other related documents; (iii) in connection with such transfer, a parcel or parcels of Additional Timberlands in the same Resource Region (the foregoing terms as defined in the Potlatch Timber Agreement) as the Exchange Parcel (a "Substitute Parcel") is acquired by Partnership in an exchange pursuant to section 1031 of the Internal Revenue Code of 1986, as amended (an "Exchange"), which Substitute Parcel is, in Potlatch's reasonable judgment, reasonably equivalent to or better than the Exchange Parcel being transferred in volume and species of Merchantable Timber (as defined in the Potlatch Timber Agreement), proximity to a Potlatch Conversion Facility (as defined in the Potlatch Timber Agreement) and other factors relevant to the desirability of such Substitute Parcel; (iv) upon Partnership's acquisition of the Substitute Parcel, it shall become subject to the Potlatch Timber Agreement in accordance with Section 9.4 thereof (and the Substitute Parcel shall be deemed to be part of the Potlatch Timberlands for purposes of this Section); and (v) the aggregate acreage of all Exchange Parcels transferred pursuant to this Section 8.7(b) in any calendar year shall be less than ten thousand (10,000) acres.

   8.8 Other Rights of Limited Partners.

   (a) Notice of Extraordinary Transaction of General Partner. The General Partner shall not make any extraordinary distribution of cash or property to its stockholders or effect a merger or consolidation (including without limitation a merger or consolidation in which the General Partner survives), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make or effect such distribution or transaction at least twenty
(20) Business Days prior to the record date to determine the stockholders eligible to receive such distribution or to vote upon the approval of such transaction (or, if no such record date is applicable, at least twenty (20) Business Days before the consummation of such distribution or transaction). This provision for notice shall not be deemed to permit any transaction otherwise prohibited by this Agreement or that requires the vote or consent of Partners. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until the General Partner has made public disclosure thereof, and to use such information during such period of confidentiality solely for the purpose of determining whether to exercise the Exchange Right (it being understood that a Limited Partner may disclose such information to its attorney, accountant and financial adviser so long as such persons agree to hold such information subject to the foregoing requirement of confidentiality).

   (b) Acquisition of Non-Permitted Assets.

   (i) Without the prior approval of at least a majority of the voting power of all shares of capital stock of the General Partner then outstanding, the General Partner shall not cause or permit the Partnership to effect or agree to effect any transaction if, after the consummation thereof, the fair market value of "Permitted Assets" (as defined below) of the Partnership and its Subsidiaries would constitute less than fifty percent (50%) of the fair market value of all of the assets of the Partnership and its Subsidiaries considered as a whole. For purposes of this section, the fair market value of each asset of the Partnership and its Subsidiaries, and whether a particular asset constitutes a Permitted Asset, shall be determined in good faith by the Board of Directors of the General Partner. "Permitted Assets" shall mean assets (whether tangible or intangible) necessary, incidental or convenient to the business of Timber and Timberlands ownership, sales, leasing and management, including without limitation Timber, Timberlands and all other assets used in purchasing, selling or leasing Timber or Timberlands, planting or otherwise cultivating Timber, and planning or managing Timber growth and harvesting; provided, however, that the Partnership may effect or agree to effect any transaction which would otherwise violate the foregoing provision without such prior stockholder approval if (1) the assets which would cause such violation ("Non-Permitted Assets") are to be acquired in connection with an acquisition by the Partnership or its Subsidiaries of assets or other interests a majority of the fair market value of which constitutes or is attributable to Permitted Assets and (2) the Partnership undertakes to sell or otherwise dispose of its interest in such Non-Permitted Assets (or to cause its Subsidiaries to do so, as the case may be) as promptly as practicable after the acquisition thereof.

   (ii) Notwithstanding anything to the contrary provided for herein, unless the Company has ceased to qualify as a REIT, or the Board of Directors of the Company has determined that it is no longer in the best interest of the Company to remain qualified as a REIT, the Partnership shall not enter into or engage in, and the General Partner shall not have the right or power to enter into or engage in on behalf of the Partnership, any transaction or arrangement that would reasonably be expected to result in the Company's inability to qualify as a real estate investment trust under the Code. Without limiting the generality of the foregoing, the Partnership shall not enter into or engage in any transaction or arrangement that is or is likely to result in the receipt of income by the Partnership which would or would be likely to cause the Company to fail to meet the income requirements of the Code applicable to REITs ("Non-REIT Income"), or which would result in the Partnership holding assets which would cause the Company to fail to meet the asset ownership requirement of the Code applicable to REITs ("Non-REIT Assets"). In the event that any amendment to the Code or Regulations hereafter adopted or any other change in the law that occurs after the date hereof or any change in the facts relating to any transaction or arrangement would cause the Company to be considered to have any Non-REIT Income or would cause the Company, in such a situation, to be considered to hold any Non-REIT Assets, the General Partner shall use its best efforts to modify or change the terms of such transaction in order to eliminate such Non-REIT Income and eliminate or otherwise dispose of such Non-REIT Assets.

   8.9 Meetings of the Partners.

   (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the Limited
Partnership Interests. Upon request in writing to the General Partner by any person(s) entitled to call a meeting, the General Partner shall cause notice to be given (not less than fifteen (15) nor more than sixty (60) days after receipt of request) to the Limited Partners that a meeting will be held at a time requested by the person(s) calling the meeting. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in this
Section 8.9, and except as otherwise expressly provided in this Agreement, the consent of the General Partner and a Majority in Interest of the Limited Partners shall control.

   (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the General Partner and a Majority in Interest of the Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the General Partner and a Majority in Interest of the Limited Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the

General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

   (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice of such revocation from the Limited Partner executing such proxy.

   (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the stockholders of the General Partner and may be held at the same time as, and as part of, meetings of the stockholders of the General Partner.

   8.10 In-Kind Distribution Upon Termination of Potlatch Timber Agreement.

   (a) In the event that Potlatch (or its successor or permitted assign) terminates the Potlatch Timber Agreement pursuant to Section 12.4(b) thereof, then so long as Potlatch or its successor and their respective Subsidiaries (collectively, the "Potlatch Party") hold more than 50% of the Partnership
Units held by Potlatch on the date hereof (as shown in Exhibit A as in effect on the date hereof), the Potlatch Party may cause the Partnership to redeem all (but not less than all) of the Partnership Units held by the Potlatch Party on the date of such termination by delivering to the Partnership within forty-five (45) days after such termination date written notice of the Potlatch Party's election to cause such redemption. If such election is made, the Partnership shall redeem such Partnership Units as promptly as practicable after the Fair Market Value of the Potlatch Timberlands is determined as provided below. The Partnership and the Potlatch Parties shall each use their commercially reasonable efforts to effect such redemption, including by using their respective commercially reasonable efforts to obtain any applicable governmental approvals. Such redemption shall be effected by the Potlatch Parties surrendering to the Partnership all Partnership Units held by Potlatch Parties and the Partnership delivering to Potlatch limited warranty deeds conveying the Subject Properties to Potlatch or its designee, free and clear of all liens, defects and encumbrances made, done or suffered by the Partnership except for Permitted Exceptions, together with such other transfer instruments as may be reasonably appropriate to convey to Potlatch or its designee any assets related to the Subject Properties.

   (b) The price to be paid by the Partnership in redemption of such Partnership Units shall be equal in amount to the Cash Amount calculated as if a Notice of Exchange had been delivered to the General Partner on the date of delivery of the written notice delivered to the Partnership in accordance with Section 8.10(a) above (the "Notice Date"). Such price shall be paid to the redeeming Partner(s) in kind by transfer to the redeeming

Partner(s) of all of the Partnership's right, title and interest in and to all of the Potlatch Timberlands and all Timberlands acquired by the Partnership in substitution or exchange for Potlatch Timberlands (collectively, the "Subject Properties"), with a cash adjustment payable by the Partnership or the Potlatch Party, as the case may be, for any difference between the price to be paid by the Partnership in redemption for such Partnership Units and the Fair Market Value of the Subject Properties to be transferred to the Potlatch Party as of the Notice Date. Such cash adjustment shall be payable by the Partnership or the Potlatch Party, as the case may be, with ten Business Days of the final determination of the Fair Market Value of the Subject Properties as provided below.

   (c) The Fair Market Value, as of the date of determination, of the Subject Properties shall be (x) the Fair Market Value thereof determined by mutual agreement of the Partnership and the Potlatch Party or (y) if no such agreement is reached within thirty (30) days of the relevant date of determination, the Fair Market Value thereof determined as follows:

       (i) Each of the Partnership and the Potlatch Party shall designate by written notice to the other a firm of recognized national standing experienced in appraisal techniques applicable to assets of the type being evaluated to serve as an Appraiser pursuant to this Section 8.10 (the firms designated by the Partnership and the Potlatch Party being referred to herein as the "Partnership Appraiser" and the "Potlatch Appraiser," respectively) within 30 days after the failure to reach agreement in accordance with the terms of clause (x) above.

       (ii) Each Appraiser shall be directed to determine the Fair Market Value of the Subject Properties. Each Appraiser will also be directed to deliver a certificate stating such Fair Market Value (an "Appraiser's Certificate") to both the Partnership and the Potlatch Party on or before the forty-fifth (45th) day after their respective designation (the "Certificate Date"), upon the conclusion of its evaluation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by the Partnership in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Partnership may reasonably request with respect to such confidentiality obligation. The Partnership shall provide each Appraiser with such information within the Partnership's possession as may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. The Appraisers may, but shall be under no obligation to, consult with each other in the course of conducting their respective evaluations. Each Appraiser will be directed to comply with the provisions of this
   Section 8.10, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section 8.10 (and the definitions of capitalized terms used in this Section 8.10 that are defined elsewhere in this Agreement).

       (iii) The Fair Market Value of the Subject Properties shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this subparagraph (iii). The higher of the Fair Market Values set forth on the Appraisers'

   Certificates is hereinafter referred to as the "Higher Value" and the lower of such Fair Market Values is hereinafter referred to as the "Lower Value." If the Higher Value is not more than 110% of the Lower Value, the Fair Market Value will be the arithmetic average of such two Values. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of subparagraph (iv) below, and the Fair Market Value will be determined in accordance with the provisions of subparagraph (v) below.

       (iv) If the Higher Value is more than 110% of the Lower Value, within fourteen (14) days thereafter the Partnership Appraiser and the Potlatch Appraiser shall agree upon and jointly designate, by written notice to each of the Partnership and the Potlatch Party, a third firm of recognized national standing experienced in appraisal techniques applicable to assets of the type being evaluated, and who shall have no current, proposed or prior business or financial relationship with Potlatch, the General Partner or the Partnership, to serve as an appraiser pursuant to this Section 8.10 (the "Third Appraiser"). The Third Appraiser shall determine the Fair Market Value of the Subject Properties (the "Third Value") in accordance with the provisions of subparagraph (ii) above, and shall deliver to each of the Partnership and the Potlatch Party an Appraiser's Certificate on or before the thirtieth (30th) day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 8.10, and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section 8.10.

       (v) Upon the delivery of the Appraiser's Certificate of the Third Appraiser, the Fair Market Value of the Subject Properties will be determined as provided in this subparagraph (v). The Fair Market Value will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, (y) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the Third Value if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (z) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

       (vi) Each of the Partnership and the Potlatch Party will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each of the Partnership and the Potlatch Party shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of fair market value is further away from the Third Value shall bear the entire cost of the Third Appraiser. The Partnership and the Potlatch Party agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

       (vii) To the fullest extent provided by law, the determination of the Fair Market Value made pursuant to this Section 8.10 shall be final and binding on the

   Partnership and the Partners, and such determination shall not be appealable to any court, provided that the foregoing shall not limit a Partner's rights to seek judicial enforcement of the obligations of the other Partners and the Partnership hereunder.

                                 ARTICLE IX

                 TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

   9.1 Purchase for Investment.

   (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership
Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

   (b) Each Limited Partner agrees that he will not sell, assign or otherwise Transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agrees not to sell, assign or otherwise Transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

   9.2 Restrictions on Transfer of Limited Partnership Interests.

   (a) Subject to the provisions of Section 9.1, Sections 9.2(b), (c), (d) and
(e) and Section 9.7 and any other restrictions expressly set forth herein, a Limited Partner may Transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner's economic rights as a Limited
Partner, with or without the consent of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs reasonably incurred by the Partnership in connection therewith.

   (b) No Limited Partner may Transfer his Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of such Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

   (c) No Transfer by a Limited Partner of his Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, (iii) such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in

Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code), (iv) such Transfer would cause the termination of the Partnership under Section 708 of the Code, or (v) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101.

   (d) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

   (e) No Transfer of any Partnership Units may be made to a lender to the Partnership or to any Person who is related (within the meaning of Regulations
Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; provided, however, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

   9.3 Admission of Substitute Limited Partner.

   (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of all of the following:

       (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;


       (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a signed, acknowledged and Limited Partner shall have been filed in accordance with the Act;

       (iii) The assignee shall have delivered a letter containing the representation set agreement set forth in forth in Section Section 9.1(a) hereof and 9.1(b) the hereof;

       (iv) If the assignee is a corporation, limited liability company, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement;

       (v) The assignee shall have paid all reasonable legal fees of the Partnership and costs in connection with his the General substitution as a Limited Partner and filing Partner; and and publication

       (vi) The assignee has obtained the prior written consent of the General Partner to which consent may Partner's sole and absolute its admission as a be given or discretion. Substitute Limited denied in Partner, the exercise of General

   (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

   (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

   (d) The terms of this Section 9.3 shall also apply to the admission of a Person as a Limited Partner upon the issuance of Partnership Interests to such Person pursuant to Section 4.2 hereof.

   9.4 Rights of Assignees of Partnership Interests.

   (a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

   (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interests but does not become a Substitute Limited Partner shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all of the rights of an assignee of a limited partnership interests under the Act, including without limitation the right to receive distributions from the Partnership, and shall have the rights granted to the Limited Partners under Section 8.5 hereof, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Limited Partnership Interests in any matter presented to the Limited Partners for a vote or consent (such Limited Partnership Interests being deemed to have been voted on such matter in the same proportion as all other Limited Partnership Interests are voted). If any such Assignee desires to make a further assignment of such Limited Partnership Interest, such Assignee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

   9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

   9.6 Assignment of All Partnership Units. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this
Article IX shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to an exchange of all of his Partnership Units under Section 8.5 shall cease to be a Limited Partner.

   9.7 Limitation on Transfer of Partnership Units and Other Rights To Avoid Adverse Tax Effects. Notwithstanding any provision in this Agreement to the contrary, no transfer or purported transfer by any Limited Partner of any Partnership Interest or Partnership Units, nor exercise of any Exchange Right under Section 8.5, nor exercise of any other right or benefit provided under this Agreement shall be effective or of any force or effect if, as a result of such transfer or purported transfer or as a result of the exercise or purported exercise of any such right or benefit, the Partnership will be taxed as a corporation, association or publicly traded partnership, rather than as a limited partnership, under the Code, any Regulations or any administrative pronouncements of the Internal Revenue Service. The General Partner's good-faith determination as to whether a particular transfer, exercise of Exchange Rights or exercise of any other right or benefit will cause such effects shall be conclusive and binding on the Limited Partners.

                                  ARTICLE X

                 BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

   10.1 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

   10.2 Custody of Partnership Funds; Bank Accounts.

   (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

   (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in such instruments as are selected by the General Partner including investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

   10.3 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

   10.4 Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

   10.5 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

   (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

   (b) All elections required or permitted to be made by the Partnership under the Code or under any applicable state law shall be made by the General Partner in its sole discretion.

   (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the assets of the Partnership. Notwithstanding anything contained in Article V hereof, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose hereunder. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

   10.6 Reports to Limited Partners.

   (a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), but in no event later than thirty
(30) days thereafter, the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements (including a balance sheet and statement of partners' capital as of the end of such quarter, and statements of cash flow and income) of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, but in no event later than sixty (60) days thereafter, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership (including the items referenced above), or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal year, prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report and all supplementary schedules and information prepared by the accountants related thereto. As a note to such annual financial statements, the General Partner shall prepare a schedule of all loans to the Partnership. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. The annual financial statements shall be audited by accountants selected by the General Partner.

   (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for purposes reasonably relating to such Partner's rights as a Partner, and is made during normal business hours. Any such audit shall be at the expense of the Partner requesting it.

                                 ARTICLE XI

                           AMENDMENT OF AGREEMENT

   11.1 Amendment of Agreement.

   (a) This Agreement may not be amended in any respect without the consent of both the General Partner and of at least a Majority in Interest of the Limited Partners.

   (b) Notwithstanding Section 11.1(a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

       (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

       (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

       (3) to set forth and reflect in this Agreement the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2(a)(i) hereof;

       (4) to reflect a change that is of an inconsequential nature and does not adversely affect any Limited Partner, or to cure any ambiguity or correct any provision in this Agreement in a manner not inconsistent with law or with other provisions of this Agreement; and

       (5) if required to comply with applicable laws or regulations.

The General Partner shall provide notice to the Limited Partners when any action under this Section 11.1(b) is taken.

   (c) Notwithstanding anything in this Article XI to the contrary, this Agreement shall not be amended without the consent of each Partner that would be adversely affected thereby, if such amendment would (i) convert a Limited Partner's Partnership Interest into a General Partnership Interest, (ii) modify the limited liability of a Limited Partner, or (iii) amend Articles V or VI or Section 8.5 (and all related definitions including the definitions of Cash Amount and REIT Shares Amount) hereof except as permitted pursuant to the express terms thereof. In addition, notwithstanding anything in this Article XI to the contrary, none of Sections 6.7, 6.8, 6.11, 8.7, 8.10 or 12.5 hereof (or any of the related definitions or any other provision hereof referring to any such section) may be amended or rescinded without the prior written consent of Potlatch (or any successor to Potlatch by way of merger, consolidation, sale of all or substantially all assets or similar fundamental transaction) in its sole and absolute discretion.

                                 ARTICLE XII

                         TERMINATION AND DISSOLUTION

   12.1 No Dissolution. The Partnership shall not be dissolved by the admission of substituted Limited Partners or by the admission of a new General Partner in accordance with the terms of this Agreement. The dissolution or bankruptcy of a Limited Partner shall not cause a dissolution of the Partnership.

   12.2 Events of Dissolution. The Partnership shall dissolve upon the first to occur of the following: (i) expiration of the term of the Partnership specified in Section 2.4 hereof; (ii) an Event of Withdrawal as to a General Partner unless the business of the Partnership is continued pursuant to
Section 7.3(b) hereof; (iii) dissolution being required by operation of law or judicial decree including, without limitation, the withdrawal of the General Partner where there is no remaining or surviving general partner; and (iv) the determination by the General Partner with the affirmative consent of eighty percent (80%) of the Limited Partnership Interests then outstanding. Notwithstanding anything to the contrary in this Section 12.2, without the unanimous consent of the Limited Partners, the General Partner agrees not to voluntarily withdraw as a general partner of the Partnership.

   12.3 Winding-up. Upon the occurrence of an event of dissolution, the Partnership shall be wound up and liquidated. The General Partner or, if there is no general partner or if the General Partner wrongfully caused the dissolution of the Partnership, a liquidator appointed by a Majority in Interest of the Limited Partners, shall proceed with the dissolution and the final distribution. In the dissolution, the General Partner or such liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the General Partner or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets in order to minimize any losses otherwise attendant upon such a winding-up.

   12.4 Final Accounting. Upon the dissolution and winding-up of the Partnership, an accounting shall be made of the Partnership's assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution. Such accounting shall be prepared by or under the direction of the General Partner or liquidator, and shall be made in a manner consistent with the following conditions:

   (a) The assets of the Partnership shall be valued at fair market value; and

   (b) A reasonable reserve for the expenses of liquidation and contingent liabilities (including, but not limited to, litigation which may occur after the liquidation) shall be established.

   12.5 Liquidation and Termination. Upon the dissolution and winding up of the Partnership; the General Partner or liquidator shall apply the assets of the Partnership (including the proceeds of any sale of assets of the Partnership) in the following order:

       (a) First, there shall be paid to Partnership creditors other than the Partners (or set aside for payment in accordance with any reserve established) Partnership funds, to the extent same are available, sufficient to extinguish Partnership liabilities and obligations, including expenses of liquidation; and

       (b) Thereafter, the remaining assets of the Partnership, if any, shall be distributed to the Partners in accordance with their relative Capital Account balances; provided, however, that so long as Potlatch or its successor and their respective Subsidiaries (collectively, the "Potlatch Party") hold more than fifty percent (50%) of the Partnership Units held by Potlatch on the date hereof (and shown on Exhibit A hereto as in effect on the date hereof), any distribution made to the Potlatch Party in its capacity as a Limited Partner shall be made in kind by transfer to the Potlatch Party of all of the Partnership's right, title and interest in and to all of the Potlatch Timberlands (and all Timberlands acquired by the Partnership in substitution or exchange for any of the Potlatch Timberlands) (collectively, the "Distributed Properties") with a cash adjustment payable by the Partnership or the Potlatch Party, as the case may be, for the difference between the Capital Account balance of the Potlatch Party and the Fair Market Value of the Distributed Properties. Such transfer shall be consummated in accordance with Section 8.10(a) hereof. The Fair Market Value of the Distributed Properties shall be determined as provided in Section 8.10 hereof with respect to the determination of Fair Market Value of the Subject Properties (as defined therein). To the fullest extent provided by law, the determination of the Fair Market Value made pursuant to this Section 12.5 shall be final and binding on the Partnership and the Partners, and such determination shall not be appealable to any court, provided that the foregoing shall not limit a Partner's rights to seek judicial enforcement of the obligations of the other Partners and the Partnership hereunder.

   12.6 Distributions in Kind. If the General Partner or liquidator shall determine that any Partnership asset should be distributed in kind to the Partners, the General Partner or liquidator shall reasonably determine the fair market value of each such asset (other than distributions in kind to a Potlatch Party required under Section 12.5, the valuation of which shall be governed by such Section). Any unrealized gain or loss with respect to any asset to be distributed in kind:

   (a) shall be deemed to be realized as of the time distributed, and

   (b) shall be taken into account in computing the gains and losses of the Partnership for the period during which such distribution occurs as provided in Sections 4.4 and 5.1 hereof.

The distribution in kind of any such asset shall be considered a distribution of an amount equal to the asset's value for all purposes of this Agreement.

                                ARTICLE XIII

                             GENERAL PROVISIONS

   13.1 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid, return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

   13.2 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

   13.3 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

   13.4 Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

   13.5 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

   13.6 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

   13.7 Headings. The Article and section headings in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article or section hereof.

   13.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

   13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

   13.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

   13.11 Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or to institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns, hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

   13.12 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the partners, inter se; and, except as provided in Section 6.3, no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest, by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Agreement of Limited Partnership, all as of the ______ day of ____________, 1998.

                                        GENERAL PARTNER

                                        TIMBERLAND GROWTH
                                        CORPORATION, a Delaware corporation


                                        By: ___________________________

                                        Name: _________________________

                                        Title: ________________________

                                        LIMITED PARTNER

                                        POTLATCH CORPORATION, a Delaware
                                        corporation

                                        By: _____________________________

                                        Name: ___________________________

                                        Title: __________________________

  EXHIBIT A

                            SCHEDULE OF PARTNERS,
            NUMBER OF PARTNERSHIP UNITS, PERCENTAGE INTERESTS AND
                  THE AGREED VALUE OF CAPITAL CONTRIBUTIONS


                         Agreed Value of       Number of
                            Capital           Partnership         Percentage
General Partner           Contribution          Units              Interest
---------------         ---------------       -----------       -------------
Timberland Growth
 Corporation                  (1)

Limited Partner
---------------

Potlatch Corporation          (2)

(1) Equals the gross proceeds from the initial public offering of Timberland Growth Corporation.

(2) Equals the amount of the capital contribution of Timberland Growth Corporation, multiplied by a fraction which is equal to Potlatch's Percentage Interest over Timberland Growth Corporation's Percentage Interest.

                                   EXHIBIT B

                     NOTICE OF EXERCISE OF EXCHANGE RIGHT

   In accordance with Section 8.5 of the Amended and Restated Agreement of Limited Partnership (the "Agreement") of Timberland Growth Limited Partnership, the undersigned hereby irrevocably (i) presents for exchange ________ units of limited partnership interest ("Units") in Timberland Growth Limited Partnership (the "Partnership") in accordance with the terms of the Agreement and the "Exchange Right" referred to in Section 8.5 thereof, (ii) surrenders such Units and all right, title and interest therein, (iii) surrenders herewith any certificate or other writing evidencing the Units (and requests that any Units so evidenced that are not exchanged be evidenced by the issuance of a new certificate or writing) and (iv) directs that the "Cash Amount" or "REIT Shares Amount" (as defined in the Agreement), as applicable, deliverable upon exercise of the Exchange Rights be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

                             Dated: ______________

                           Name of Limited Partner:

                            -----------------------
                        (Type Name of Limited Partner)

                          By -----------------------
                        (Signature of Limited Partner)

                     Title (if applicable): _____________

                            -----------------------
                               (Mailing Address)

                          -----------------------
                           (City) (State) (Zip Code)

                           Signature Guaranteed by:*
                         ---------------------------

                  If REIT Shares are to be issued, issue to:

                         ---------------------------

                         ---------------------------

                         ---------------------------

             Please insert social security or identifying number:

                         ---------------------------









----------------------
* Signature must be guaranteed by a guarantor institution that is a member of a signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Many banks and broker-dealers are members of such a program.

                                   EXHIBIT C

 1. Indenture dated as of April 1, 1986 between Potlatch Corporation and The Bank of California, N.A., as Trustee (relating to 9.125% Credit Sensitive Debentures due 2009);

 2. Indenture dated as of November 27, 1990 between Potlatch Corporation and Bankers Trust Company of California, N.A., as Trustee (relating to Medium-Term Notes);

 3. Indenture dated December 18, 1995 between Potlatch Corporation and First Trust of California, N.A., as Trustee (relating to $100,000,000 principal amount of 6.95% Debentures due December 15, 2015);

 4. Reimbursement Agreement dated as of April 25, 1996 by and between Potlatch Corporation and Credit Suisse relating to City of Cloquet, Minnesota Taxable and Tax-Exempt Industrial Facilities Revenue Bonds; and

 5. Credit Agreement dated as of August 27, 1996 among Potlatch Corporation, Bank of America National Trust and Savings Association, as Agent, Morgan Guaranty Trust Company of New York and The First National Bank of Chicago.

                                   EXHIBIT D

                               LIST OF CONTRACTS

 . Contribution Agreement dated as of _________, 1998 between Potlatch Corporation and the Partnership.

 . Timberlands Management and Timber Purchase Agreement dated as of _____, 1998 between Potlatch Corporation and the Partnership.

 . Opportunities Agreement dated as of _________, 1998 among Potlatch Corporation, the Partnership and Timberland Growth Corporation.

 . Administrative Services Agreement dated as of __________, 1998 among Potlatch Corporation, Timberland Growth Corporation and the Partnership.